EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           August 27, 2004

SED International Holdings, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-16345	22-2715444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4916 North Royal Atlanta Drive; Tucker, Georgia         30085

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (770) 491-8962

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 27, 2004, Mr. Cary Rosenthal resigned from the Board of Directors of SED International Holdings, Inc.'s for personal reasons. Mr. Rosenthal served on the Audit Committee and Chairman of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2004	SED INTERNATIONAL HOLDINGS, INC.
/s/ Philip Flynt
By: Philip Flynt, Chief Financial Officer